FOURTH  AMENDMENT,  AGREEMENT  AND  WAIVER, dated as of April 30, 2001
(this  "Amendment"),  to  the  Amended  and Restated Debtor in Possession Credit
        ---------
Agreement, initially dated as of June 11,2000, amended and restated as of July 19, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among SAFETY-KLEEN SERVICES, INC., a Delaware corporation
 ------  ----------
(the "Borrower"), the financial institutions or entities from time to time parties to this Agreement (the "Lenders"), THE TORONTO-DOMINION BANK, HOUSTON
AGENCY,  as  letter  of  credit  issuing  bank  (the  "Issuing Lender"), TORONTO
 -                                                     ----------------
DOMINION  (TEXAS),  INC.,  as  administrative agent (the "General Administrative
                                                          ------- --------------
Agent"),  and  THE  CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as collateral agent
------
and  underwriter  (the  "Collateral  Agent";  collectively  with  the  General
                         ------------------
Administrative  Agent,  the  "Underwriters").
 -                            --------------


                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Borrower has requested that the General Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the General Administrative Agent and the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

          1.     Defined Terms. Unless otherwise defined herein, all capitalized
                 -------------
terms used herein shall have the meanings given to them in the Credit Agreement.

          2.     Amendment  of  Section 1.1. Section 1.1 of the Credit Agreement
                 -------------  -----------
is  hereby  amended  by

          (a) inserting the following new definition in its appropriate alphabetical order:

               "Marketing  Book":  a marketing book for the sale of the Debtors'
                ---------------
          chemical services segment (as such segment is more thoroughly described in the Debtors' presentation to the Lenders on December 20,
          2000), prepared by the Debtors' financial advisors and satisfactory in form and substance to the Underwriters in their reasonable discretion.


          (b)  replacing  the  definitions  of "Business  Plan" and "Termination
                                                --------------       -----------
               Date"  in  their  entireties,  respectively,  as  follows:
               ----

               "Business  Plan":  a  business  plan and related financial models
                --------------
          with respect to the Debtors' branch sales and service business (i.e., the route-based business), prepared by the Debtors with reasonable consultation with the official committee of unsecured creditors appointed in the Cases, to be satisfactory in form and substance to the Underwriters in their reasonable discretion including, without limitation, in respect of the areas identified by the Underwriters' financial advisors from time to time; provided, that the Business Plan need not include a valuation of the Debtors' businesses.


               "Penalty  Fee":  as  defined  in  Section  4.15.
               -------  ----

               "Termination Date": the earlier to occur of (a) January 31, 2002;
                ----------------
          (b) the effective date of a Plan of Reorganization; and (c) the earlier termination of the Revolving Credit Commitments in accordance with the terms hereof.


          3.     Amendment  of  Section  4. Section 4 of the Credit Agreement is
                 ------------------------
hereby  amended  by  adding  the  following  new  Section  4.15:

               "4.15  Penalty  Fee. If the Debtors fail to timely deliver any of
                      ------------
          the financial statements or other documents required by Sections 7.1(d), 7.11 or 7.12, the Borrower agrees to pay, to the General Administrative Agent, for the ratable benefit of the Lenders, a fee equal  to  $1,000,000  (the  "Penalty  Fee"). The Penalty Fee shall be
                                        ------------
          payable  irrespective  of  whether  the  General  Administrative Agent delivers a notice of Default or Event of Default in respect of such failure, and acceptance by the General Administrative Agent of the Penalty Fee shall not operate as a waiver of any right, remedy, power or privilege hereunder or under the Loan Documents."

          4.     Amendment  of  Section 7.1. Section 7.1 of the Credit Agreement
                 --------------------------
is  hereby  amended  by

          (a) replacing the phrase "commencing on the Audited Financial Statements Delivery Date" with the phrase "commencing with the fiscal quarter ending November 30, 2001" in Section 7.1(c); and

          (b) deleting Section 7.1(d) in its entirety and replacing it with the following new Section 7.1(d):

               "(d) (i) as soon as available, but in any event by June 30, 2001, copies of the audited consolidated balance sheets of Holdings and its consolidated subsidiaries and the related consolidated statements of income and retained earnings and cash flows of Holdings and its consolidated subsidiaries, for the years ended August 31, 1997, August 31, 1998, August 31, 1999 and August 31, 2000, setting forth in comparative form in each case (other than with respect to the fiscal year ending August 31, 1997) the figures for the previous year, reported on without a qualification arising out of the scope of the audit, by Arthur Andersen or other independent certified public accountants of nationally recognized standing, and consolidating schedules and supporting analysis in form and substance reasonably satisfactory to the Underwriters (collectively, the "Audited Financial
                                                               -----------------
          Statements")  and  (ii)  (A) as soon as available, but in any event by
          ----------
          August 22,2001, preliminary drafts of the unaudited consolidated statements of income and retained earnings and of cash flows of Holdings and its consolidated subsidiaries for the fiscal quarters ending November 30, 2000, February 28, 2001 and May 31, 2001 and (B) as soon as available, but in any event by September 15, 2001, final versions of the unaudited consolidated statements of income and retained earnings and of cash flows of Holdings and its consolidated subsidiaries for the fiscal quarters ending November 30, 2000,

          February 28, 2001 and May 31, 2001, in each case setting forth in comparative form the figures for the previous year to the extent available, and consolidating schedules and supporting analysis in form and substance satisfactory to the Underwriters, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);".

          5.     Amendment  of  Section  7.2(d).  Section  7.2(d)  of the Credit
                 ---------  --  -------
Agreement is hereby amended by replacing Section 7.2(d) in its entirety with the following new Section 7.2(d);

               "(d) as soon as available, but no later than the twentieth Business Day of each fiscal month, commencing on October 26,2001, a report setting forth the calculations demonstrating compliance (or the failure to comply) with the covenants established pursuant to Section
          7.11 for the immediately preceding fiscal month, in a form reasonably satisfactory to the General Administrative Agent;"


          6.     Amendment  of  Section  7.11.  replacing  Section  7.11  in its
                 -------------  -------------
entirety  as  follows:

               "7.11  Financial  Condition  Covenants.  On  or before August 15,
                      -------------------------------
          2001, the Borrower shall provide each Lender with a copy of the final Business Plan and the revised business plan for the chemical services segment. The Borrower shall afford the General Administrative Agent and the Underwriters full opportunity to conduct due diligence in respect thereof. The General Administrative Agent and the Underwriters shall negotiate in good faith such financial covenants (including capital expenditure limitations) as they may deem appropriate in their sole discretion. On or before September 15, 2001, the Borrower shall execute and deliver to the General Administrative Agent an amendment in form and substance satisfactory to the General Administrative Agent and the Underwriters, containing the above-referenced financial covenants."

          7.     Amendment  of  Section  7. Section 7 of the Credit Agreement is
                 ---------  --  ----------
hereby  amended  by  adding  the  following  new  Section  7.12:

               "7.12  Marketing  Book.  On or before August 31,2001, the Debtors
                      ---------------
          shall deliver to the Underwriters a copy of the Marketing Book and commence distribution to the potential acquirers or strategic partners recommended by the Debtors' financial advisors."

          8.     Amendment  of  Section  9. Section 9 of the Credit Agreement is
                 -------------  -------  -
hereby  amended  by

         (a) replacing Section 9(p) and 9(q) in their entireties, respectively, as follows:

               "(p) the Borrower shall have failed to (i) deliver to the Underwriters by August 31,2001, the Marketing Book, (ii) deliver to the Underwriters by August 15,2001, the final Business Plan and the revised business plan for the chemical services segment or (iii) deliver to the Underwriters, by August 31, 2001, a preliminary Plan of Reorganization; or"

               "(q) the Borrower shall have failed to (i) after reasonable consultation with the General Administrative Agent and the Steering Committee's advisors, engage, by June 21, 2001, an executive search firm reasonably acceptable to the General Administrative Agent and the Steering Committee's advisors to assist the Borrower in identifying candidates for and hiring a Chief Executive Officer of Safety-Kleen Corp. (the "Chief Executive Officer") or (ii) after reasonable
                        -------------------------
          consultation with the General Administrative Agent and the Steering Committee's advisors, hire, by October 31, 2001, a Chief Executive Officer reasonably acceptable to the General Administrative Agent and the Steering Committee's advisors, provided, that this Section 9(q)
                                                --------
          shall terminate and be of no force and effect upon and after the hiring of a Chief Executive Officer; or"


          (b)     adding  the  following  new  Section  9(r):

               "(r) all conditions precedent to effectiveness of the Plan of Reorganization shall not have been satisfied by January 31,2002;"


          9.     Waiver.  The Required Lenders hereby waive any Default or Event
                 ------
of Default that occurred by virtue of the Debtors' failure to satisfy the requirements of(i) Section 7.1 (d)(i) and (ii) Section 9(q) as such Sections were in effect prior to this Amendment.

          10.     Representations  and  Warranties.  After giving effect to this
                  --------------------------------
Amendment, the Borrower hereby represents and warrants that all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and that no Default or Event of Default has occurred and is continuing.

          11.     Expenses. The Borrower agrees to pay and reimburse the General
                  --------
Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, and delivery of this Amendment, including the reasonable fees and expenses of counsel.

          12.     Effectiveness.  This  Amendment  shall become effective on the
                  -------------
date upon which the General Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Required Lenders.

          13.     Continuing  Effects.  Except  as  expressly  waived or amended
                  ----------  -------
hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

          14.     Counterparts.  This  Amendment  may be executed by the parties
                  ------------
hereto on one or more counterparts, and all of such counterparts shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          15.     GOVERNING  LAW.  THIS  AMENDMENT  SHALL  BE  GOVERNED  BY, AND
                  ---------  ---
CONSTRUED  AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    SAFETY-KLEEN  SERVICES,  INC.

                                    By:  /S/ Larry W.Singleton
                                    ----------------------------------------
                                    Name:  Larry W.Singleton
                                    Title: CFO
                                    Date: 06/22/2001

                                  TORONTO  DOMINION  (TEXAS),  INC,
                                    as General Administrative Agent, Underwriter and Lender

                                    By:  /S/ Jano Mott
                                    ----------------------------------------
                                    Name:  Jano Mott
                                    Title: Vice President



                                  THE  TORONTO-DOMINION  BANK,
                                  HOUSTON  AGENCY
                                    as  Issuing  Lender

                                    By:  /S/ Jano Mott
                                    ----------------------------------------
                                    Name:  Jano Mott
                                    Title: Mgr. Syndications & Credit Admin.

                                  THE CIT GROUP/BUSINESS CREDIT, INC.
                                  as Collateral Agent, Underwriter and Lender

                                    By:  /S/ Mark J. Long
                                    ----------------------------------------
                                    Name:  Mark J. Long
                                    Title: Vice President

                                  BANK ONE, NA


                                    By:  /S/ Richard Babcock
                                    ----------------------------------------
                                    Name:  Richard Babcock
                                    Title: First Vice President

                                  BANK OF AMERICA, N.A.


                                    By:  /S/ William Crawford
                                    ----------------------------------------
                                    Name:  William Crawford
                                    Title: Managing Director

                                  GOLDMAN SACHS CREDIT PARTNERS, L.P.


                                    By:  /S/ Kevin Ulrich
                                    ----------------------------------------
                                    Name:  Kevin Ulrich
                                    Title: Authorized Signatory

                                  SENIOR DEBT PORTFOLIO
                                  By Boston Management and Research, as
                                  Investment Advisor


                                    By:  /S/ Payson F. Swaffield
                                    ----------------------------------------
                                    Name:  Payson F. Swaffield
                                    Title: Vice President